UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 21, 2025

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blocks A & B, Portway Building, Granta Park Great Abington, Cambridge United Kingdom	CB21 6GS
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On March 23, 2025, the Board of Directors (the “Board”) of Bicycle Therapeutics plc (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Alessandro Riva, M.D., to the Board and the Scientific Committee of the Board, effective as of the close of business on March 25, 2025, New York City time. The Board has determined that Dr. Riva is an “independent” director pursuant to the rules of the Nasdaq Stock Market LLC and other governing laws and applicable regulations.

Dr. Riva will serve as a Class III director until the Company’s 2025 annual general meeting (the “2025 Annual Meeting”), which is scheduled to be held on June 17, 2025, and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Subject to his nomination and reelection as a director at the 2025 Annual Meeting, Dr. Riva satisfies the independence requirements applicable to members of the Audit Committee of the Board and is expected to serve as a member of the Audit Committee, effective immediately following the 2025 Annual Meeting.

There are no arrangements or understandings between Dr. Riva and any other person pursuant to which Dr. Riva was elected as a director.  Dr. Riva does not have any family relationships with any of the Company’s directors or executive officers, and he does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Dr. Riva will participate in the Company’s Non-Employee Director Compensation Policy, as amended (the “Policy). Pursuant to the Policy, Dr. Riva will receive (i) annual cash compensation of $50,000 for his service as a director and (ii) annual cash compensation of $10,000 for his service as a member of the Scientific Committee. Upon appointment to the Audit Committee, Dr. Riva will also receive annual cash compensation of $15,000 for his service as a member of the Audit Committee. Pursuant to the Policy, Dr. Riva will also receive a share option to purchase 25,000 ordinary shares of the Company (the “Option”) and a restricted share unit of 12,500 ordinary shares of the Company (the “RSU”). The Option and RSU will vest in three equal annual installments on the first, second and third anniversaries of the date of grant, subject to Dr. Riva’s continued service to the Company through each applicable vesting date.

In connection with his appointment to the Board, Dr. Riva also entered into the Company’s standard form of deed of indemnity, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2019.

On March 27, 2025, the Company also announced that Pierre Legault, MBA, CPA, and Richard Kender, MBA, would not be standing for re-election at the 2025 Annual Meeting, and that each of Mr. Legault and Mr. Kender would retire from the Board effective immediately following the 2025 Annual Meeting. Neither Mr. Legault’s nor Mr. Kender’s decision to resign from the Board was the result of any disagreement between the respective individual and the Company, its management, the Board or any committees thereof on any matter relating to the Company’s operations, policies or practices.

Chief Development Officer

On March 21, 2025, Santiago Arroyo, M.D., Ph.D., notified the Board of his resignation as the Company’s Chief Development Officer, effective March 24, 2025. In connection with his resignation, the Company’s wholly owned subsidiary, Bicycle Therapeutics, Inc. (“BTI”) entered into a separation agreement (the “Separation Agreement”) with Dr. Arroyo. Pursuant to the Separation Agreement, Dr. Arroyo’s will be eligible to receive (i) a pro-rated 2025 annual cash bonus, which payment is representative of target achievement of Dr. Arroyo’s annual bonus for the first quarter of 2025; and (ii) payment of COBRA benefits through May 31, 2025. The Separation Agreement contains restrictive covenants, including confidentiality, non-compete and non-disparagement covenants, and a release of claims.

Dr. Arroyo and BTI also entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Dr. Arroyo will provide consulting services to the Company. The Consulting Agreement is effective March 24, 2025, has a two-year term and will automatically renew for a one-year additional term (such period, collectively, the “Consulting Period”) expiring on the third anniversary of the effective date of the agreement unless a notice of termination has been provided by either party. During the Consulting Period, Dr. Arroyo will provide strategic advice and consulting services to the Company, for which he will receive an annual fee of $12,000. Dr. Arroyo’s outstanding equity awards will continue to vest during the Consulting Period and to be governed by the terms of the applicable award agreements and the Company’s Amended and Restated 2020 Equity Incentive Plan. The Consulting Agreement also contains confidentiality and non-compete covenants.

Item 8.01.	Other Events

On March 27, 2025, the Company issued a press release announcing new Board and key clinical leadership appointments, which is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release issued March 27, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2025	BICYCLE THERAPEUTICS PLC

By:	/s/ Alethia Young
Name:	Alethia Young
Title:	Chief Financial Officer